Exhibit 21.1

Subsidiaries of Talen Energy Supply, LLC

The following is a list of the subsidiaries of Talen Energy Supply, LLC as of December 8, 2015.

Name	Jurisdiction
Barney M. Davis, LP	Texas
Bayonne Plant Holding, L.L.C.	Delaware
BDW Corp.	Delaware
Bell Bend Holdings, LLC	Delaware
Bell Bend, LLC	Delaware
B-G Mechanical Contractors, Inc.	Massachusetts
B-G Mechanical Service, Inc.	Massachusetts
Brandon Shores LLC	Delaware
Brunner Island Services, LLC	Pennsylvania
Brunner Island, LLC	Delaware
Burns Mechanical, Inc.	Pennsylvania
C.P. Crane LLC	Delaware
C/R Topaz Holdings, LLC	Delaware
Camden Plant Holding, LLC	Delaware
Colstrip Comm Serv, LLC	Delaware
Dartmouth Plant Holding, LLC	Delaware
Dartmouth Power Associates Limited Partnership	Massachusetts
Dartmouth Power Generation, L.L.C.	Delaware
Dartmouth Power Holding Company, L.L.C.	Delaware
Elmsford Sheet Metal Works, Inc.	New York
Elmwood Energy Holdings, LLC	Delaware
Elmwood Park Power, LLC	Delaware
Form Armistead Road-Lot 15 Landfill, LLC	Delaware
Fred Williams, Inc.	Massachusetts
General Control Systems, Inc.	New York
H.A. Wagner LLC	Delaware
H.T. Lyons Co. (90% ownership interest)	Pennsylvania
H.T. Lyons, Inc.	Pennsylvania
Holtwood, LLC	Delaware
Interstate Energy Company	Delaware
Jade Power Generation Holdings LLC	Delaware
Lady Jane Collieries, Inc.	Pennsylvania
Laredo WLE, LP	Texas
Liberty View Power, L.L.C.	Delaware
Lower Mount Bethel Energy, LLC	Delaware
MACH Gen, LLC	Delaware
MACH Gen GP, LLC	Delaware
MEG Generating Company LLC	Delaware
MEG Yellow Pine, LLC	Delaware
Martins Creek, LLC	Delaware
McCarl’s Inc.	Pennsylvania
McClure Company	Pennsylvania
Millennium Builders, Inc.	Connecticut
Millennium Power Partners, L.P.	Massachusetts
Montour Services, LLC	Pennsylvania
Montour, LLC	Delaware
Morris Energy Management Company, LLC	Delaware
Morris Energy Operations Company, LLC	Delaware
NBCP Urban Renewal Corporation	New Jersey
NBCP Urban Renewal Partnership	New Jersey

Name	Jurisdiction
New Athens Generating Company, LLC	New York
New Harquahala Generating Company, LLC	Arizona
New MACH Gen, LLC	Delaware
Newark Bay Cogeneration Partnership, L.P.	New Jersey
Newark Bay Holding Company, L.L.C.	Delaware
Nueces Bay WLE, LP	Texas
Pedricktown Cogeneration Company LP	New Jersey
Pedricktown Investment Company LLC	Delaware
Pedricktown Management Company LLC	Delaware
Pennsylvania Mines, LLC	Delaware
Raven FS Property Holdings LLC	Delaware
Raven Lot 15 LLC	Delaware
Raven Management MM Inc.	Delaware
Raven Power Finance LLC	Delaware
Raven Power Fort Smallwood LLC	Delaware
Raven Power Generation Holdings LLC	Delaware
Raven Power Group LLC	Delaware
Raven Power Marketing LLC	Delaware
Raven Power Operating LLC	Delaware
Raven Power Property LLC	Delaware
Realty Company of Pennsylvania	Pennsylvania
Sapphire Power Finance LLC	Delaware
Sapphire Power Generation Holdings LLC	Delaware
Sapphire Power LLC	Delaware
Sapphire Power Marketing LLC	Delaware
SavageALERT, Inc.	Connecticut
Susquehanna Nuclear, LLC	Delaware
Talen Energy Marketing, LLC	Pennsylvania
Talen Energy Services Group, LLC	Delaware
Talen Energy Services Holdings, LLC	Delaware
Talen Energy Services Northeast, Inc.	Massachusetts
Talen Generation Services, LLC	Delaware
Talen Generation, LLC	Delaware
Talen Investment Corporation	Delaware
Talen Ironwood Holdings, LLC	Delaware
Talen Ironwood, LLC	Delaware
Talen Land Holdings, LLC	Pennsylvania
Talen Maine, LLC	Delaware
Talen Montana Holdings, LLC	Delaware
Talen Montana, LLC	Delaware
Talen Nuclear Development, LLC	Delaware
Talen Prescott, LLC	Delaware
Talen Spectrum, Inc.	Pennsylvania
Talen Treasure State, LLC	Delaware
Titan Mechanical Contractors, Inc.	Connecticut
Topaz Power Group GP II, LLC	Delaware
Topaz Power Group LP II, LLC	Delaware
Topaz Power Group, LLC	Delaware
Topaz Power Holdings, LLC	Delaware
Topaz Power Management II GP, LLC	Delaware
Topaz Power Management II LP, LLC	Delaware
Topaz Power Property Management II, LP	Texas
Trystate Mechanical, Inc.	New York
York Generation Company LLC	Delaware
York Plant Holding, LLC	Delaware